Exhibit 1.1

Execution Version

Americold Realty Operating Partnership, L.P.

(a Delaware limited partnership)

$400,000,000 5.600% Notes due 2032

UNDERWRITING AGREEMENT

Dated: March 25, 2025

Americold Realty Operating Partnership, L.P.

(a Delaware limited partnership)

$400,000,000 5.600% Notes due 2032

UNDERWRITING AGREEMENT

March 25, 2025

BofA Securities, Inc.

J.P. Morgan Securities LLC

RBC Capital Markets, LLC

Truist Securities, Inc.

as Representatives of the several Underwriters

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

c/o Truist Securities, Inc.

50 Hudson Yards, 70th Floor

New York, New York 10001

Ladies and Gentlemen:

Each of Americold Realty Trust, Inc., a Maryland corporation (the “Parent Guarantor”), Americold Realty Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), Americold Realty Operations, Inc., a Delaware corporation and wholly-owned subsidiary of the Parent Guarantor and a limited partner of the Operating Partnership (the “Limited Partner”), and the subsidiaries of the Operating Partnership listed in Schedule A (the “Subsidiary Guarantors,” and together with the Limited Partner, the “Other Guarantors,” and the Other Guarantors together with the Parent Guarantor, the “Guarantors”) confirms its agreement with BofA Securities, Inc. (“BofA”), J.P. Morgan Securities LLC (“J.P. Morgan”), RBC Capital Markets, LLC (“RBC”) and Truist Securities, Inc. (“Truist”), and each of the other Underwriters named in Schedule B hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom BofA, J.P. Morgan, RBC and Truist are acting as representatives (in such capacity, the “Representatives”), with respect to the sale by the Operating Partnership and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in such Schedule B of the Operating Partnership’s 5.600% Notes due 2032 (the “Notes”). The Notes will be fully and unconditionally guaranteed as to payment of principal, premium, if any, and interest on a senior unsecured basis (the “Guarantees”), jointly and severally by the Guarantors. The Notes and the Guarantees are collectively referred to herein as the “Securities.”

The Securities will be issued pursuant to an indenture, dated as of September 12, 2024 (the “Base Indenture”), by and among the Operating Partnership, the Guarantors and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), and the second supplemental indenture to the Base Indenture, dated as of the Closing Time (as defined in Section 2(b) below), by and among the Operating Partnership, the Guarantors and the Trustee (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), pursuant to a Letter of Representations on file with DTC (the “DTC Agreement”), between the Operating Partnership and DTC.

The Operating Partnership and the Parent Guarantor have prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File Nos. 333-270664 and 333-270664-01), and the Operating Partnership and the Guarantors have prepared and filed a post-effective amendment No. 1 thereto (the “Post-Effective Amendment”), covering the public offering and sale of certain securities of the Operating Partnership and the Guarantors, including the Securities, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement and the Post-Effective Amendment became effective under paragraphs (e) and (f) of Rule 462 of the 1933 Act Regulations (“Rule 462”). Such registration statement at the time it originally became effective is herein called the “Original Registration Statement.” The “Registration Statement,” as of any time, means such registration statement as amended by any post-effective amendments thereto (including, without limitation, the Post-Effective Amendment) at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto (including, without limitation, the Post-Effective Amendment) as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Securities within the meaning of Rule 430B(f)(2), including the exhibits and schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Each preliminary prospectus supplement and the accompanying base prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S- 3 under the 1933 Act immediately prior to the Applicable Time (as defined below), are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this underwriting agreement (this “Agreement”), the Operating Partnership and the Guarantors will prepare and file a final prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). The final prospectus supplement and the accompanying base prospectus, in the form first furnished to the Underwriters for use in connection with the offering and sale of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act immediately prior to the Applicable Time, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 1:45 P.M., New York City time, on March 25, 2025 or such other time as agreed by the Operating Partnership and the Representatives.

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time and the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to prospective investors prior to the Applicable Time, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Securities that is (i) required to be filed with the Commission by the Operating Partnership or any Guarantor, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Operating Partnership’s or any Guarantor’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to investors, as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time.

This Agreement, the Indenture and the Securities are referred to herein, collectively, as the “Operative Documents.”

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Operating Partnership and the Guarantors. Each of the Operating Partnership and the Guarantors, jointly and severally, represents and warrants to each Underwriter at the date hereof, the Applicable Time and the Closing Time, and agrees with each Underwriter, as follows:

(i) Compliance of the Registration Statement, the Prospectus and Incorporated Documents. Each of the Operating Partnership and the Guarantors meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and the Securities have been and remain eligible for registration by the Operating Partnership and the Guarantors on such automatic shelf registration statement. Each of the Original Registration Statement, the Post-Effective Amendment and any other post-effective amendment to the Original Registration Statement has become effective under the 1933 Act. No stop order suspending the effectiveness of the Original Registration Statement, the Post-Effective Amendment or any other post-effective amendment to the Original Registration Statement has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Original Registration Statement, the Post-Effective Amendment or any other post-effective amendment to the Original Registration Statement pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Operating Partnership or the Guarantors, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Operating Partnership’s and any of the Guarantors’ knowledge, contemplated. The Operating Partnership and the Guarantors have complied with each request (if any) from the Commission for additional information with respect to the Registration Statement, the General Disclosure Package or the Prospectus, including the information incorporated by reference therein. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

Each of the Original Registration Statement, the Post-Effective Amendment and any other post-effective amendment to the Original Registration Statement, at their respective times of effectiveness, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), the Applicable Time and the Closing Time complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act. Each preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, the Applicable Time and the Closing Time complied in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act, and each preliminary prospectus and the Prospectus were or will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Original Registration Statement, the Post-Effective Amendment, the General Disclosure Package and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii) Accurate Disclosure. None of the Original Registration Statement, the Post- Effective Amendment or any other post-effective amendment to the Original Registration Statement, at their respective times of effectiveness, on the date hereof or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time of effectiveness of any component of the Registration Statement or when such incorporated documents were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this Section 1(a)(ii) shall not apply to statements in or omissions from the Original Registration Statement, the Post-Effective Amendment or any other amendment to the Original Registration Statement or the General Disclosure Package or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Operating Partnership and the Guarantors by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first and second sentences of the first paragraph under the heading “Underwriting (Conflicts of Interest)—Commissions and Discounts,” the information in the first paragraph under the heading “Underwriting (Conflicts of Interest)— Short Positions” and the information in the third paragraph under the heading “Underwriting (Conflicts of Interest)—Conflicts of Interest and Other Relationships,” in each case, contained in the Registration Statement, the Post-Effective Amendment or any other amendment to the Original Registration Statement or the preliminary prospectus contained in the General Disclosure Package and the Prospectus or any amendment or supplement thereto (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, including any document incorporated by reference therein, that has not been superseded or modified.

Any offer that is a written communication relating to the Securities made prior to the initial filing of the Post-Effective Amendment by the Operating Partnership or any Guarantor or any person acting on its behalf (within the meaning, for this paragraph only, of paragraph (c) of Rule 163 of the 1933 Act Regulations (“Rule 163(c)”)) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied in all material respects with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv) Distribution of Offering Material By the Operating Partnership and the Guarantors. The Operating Partnership and the Guarantors have not distributed and will not distribute, prior to the later of the Closing Time and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Original Registration Statement, the Post-Effective Amendment, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and listed on Schedule C hereto or any electronic road show or other written communications reviewed and consented to by the Representatives and listed on Schedule D hereto (each, an “Additional Written Communication”). Each such Additional Written Communication, when taken together with the General Disclosure Package, did not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from an Additional Written Communication based upon and in conformity with written information furnished to the Operating Partnership and the Guarantors by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the Underwriter Information.

(v) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering and sale of the Securities pursuant to this Agreement, except for such rights as have been properly disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and duly waived.

(vi) Well-Known Seasoned Issuer. (A) At the effectiveness of the Original Registration Statement and the time of filing of the Post-Effective Amendment, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Operating Partnership or any Guarantor or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163 and (D) at the Applicable Time, the Parent Guarantor was and is a “well-known seasoned issuer,” as defined in Rule 405.

(vii) Operating Partnership and Guarantors Not Ineligible Issuers. (A) At the time of filing the Original Registration Statement, the Post-Effective Amendment and any other post- effective amendment to the Original Registration Statement, (B) at the earliest time thereafter that the Operating Partnership or any Guarantor or any other offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and (C) at the date of this Agreement, the Operating Partnership and each of the Guarantors (except with respect to any Guarantors not included in the Original Registration Statement at the time of filing the Original Registration Statement) was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that any of the Operating Partnership or the Guarantors be considered an ineligible issuer.

(viii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants with respect to the Parent Guarantor and its subsidiaries as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(ix) Financial Statements and Information; Non-GAAP Financial Measures. The financial statements of the Parent Guarantor included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Parent Guarantor and its consolidated subsidiaries at the dates indicated and the results of operations, stockholders’ equity and cash flows of the Parent Guarantor and its consolidated subsidiaries for the periods specified, and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods presented. The supporting schedules, if any, relating to the Parent Guarantor and its consolidated subsidiaries present fairly in all material respects in accordance with GAAP the information required to be stated therein. The summary selected and the selected financial and operating data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, if any, present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited or unaudited, as applicable, financial statements of the Parent Guarantor included or incorporated by reference therein. The pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, if any, present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus (including, without limitation, those incorporated by reference therein) regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the 1934 Act, and Item 10 of Regulation S-K under the 1933 Act, in each case, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto. Any summarized financial information with respect to the Operating Partnership and the Guarantors included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus complies as to form in all material respects with the accounting requirements applicable to guarantors of securities under Regulation S-X of the 1933 Act (“Regulation S-X”).

(x) No Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in or affecting the owned, leased or managed properties of the Operating Partnership, the Guarantors and their respective subsidiaries (collectively, the “Properties”), taken as a whole, or in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Operating Partnership, the Guarantors and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Operating Partnership or any of the Guarantors or any of their respective subsidiaries, other than those in the ordinary course of business, that are material with respect to the Operating Partnership, the Guarantors and their respective subsidiaries considered as one enterprise, (C) there has been no liability or obligation, direct or contingent (including off-balance sheet obligations), which is material to the Operating Partnership, the Guarantors and their respective subsidiaries considered as one enterprise, incurred by the Operating Partnership, any of the Guarantors or any of their respective subsidiaries and (D) except for regular quarterly distributions on the shares of common stock, par value $0.01 per share, of the Parent Guarantor and the OP Units (as defined below), as applicable, that are consistent with past practice, there has been no distribution of any kind declared, paid or made by the Operating Partnership or any Guarantor on any class of its shares of capital stock, in the case of the Parent Guarantor, any units of limited or general partnership interest, in the case of the Operating Partnership (“OP Units”), or other form of ownership interests, in the case of the Other Guarantors, as applicable.

(xi) Good Standing of the Operating Partnership and the Guarantors. Each of the Operating Partnership and the Guarantors has been duly organized and is validly existing as a limited partnership, corporation or proprietary limited, limited, or unlimited liability corporation, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as the case may be, and has power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under, and to consummate the transactions contemplated in, the Operative Documents. Each of the Operating Partnership and the Guarantors is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(xii) Good Standing of Certain Subsidiaries. Each subsidiary of the Parent Guarantor other than the Operating Partnership and the Other Guarantors has been duly organized or formed, as applicable, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, has corporate, trust, partnership, limited liability company or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business as a foreign entity, except where the failure to so qualify or to be in good standing would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. Each subsidiary of the Parent Guarantor other than the Operating Partnership and the Other Guarantors is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(xiii) Ownership of Subsidiaries. The Amended and Restated Limited Partnership Agreement of the Operating Partnership is in full force and effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding ownership interests in each subsidiary of the Parent Guarantor (including, without limitation, all of the issued and outstanding OP Units of the Operating Partnership) have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Parent Guarantor, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding ownership interests in any subsidiary of the Parent Guarantor were issued in violation of any preemptive rights or other similar rights. As of the Parent Guarantor’s most recently completed fiscal year, the only subsidiaries of the Parent Guarantor are (A) the subsidiaries of the Parent Guarantor listed on Exhibit 21.1 to the Parent Guarantor’s Annual Report on Form 10-K for the applicable year and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary,” as defined in Rule 1-02 of Regulation S-X. As of the date of this Agreement, the Parent Guarantor and the Other Guarantors are the only guarantors under any indebtedness of the Operating Partnership or the Parent Guarantor, including, without limitation, the Senior Unsecured Credit Facility, the Private Senior Unsecured Notes and the Public Senior Unsecured Notes (as such terms are used or defined in the Parent Guarantor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024).

(xiv) Capitalization. The authorized, issued and outstanding shares of capital stock of the Parent Guarantor are as set forth in (or incorporated by reference into) the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible or exchangeable securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). Except as disclosed in (or incorporated by reference into) the Registration Statement, the General Disclosure Package and the Prospectus, (i) no shares of capital stock of the Parent Guarantor are reserved for any purpose, (ii) there are no outstanding instruments convertible into or exchangeable for any shares of capital stock of the Parent Guarantor, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of capital stock or any other ownership interests of the Parent Guarantor. Each of (A) the outstanding shares of capital stock of the Parent Guarantor, (B) all outstanding instruments convertible into or exchangeable for any shares of capital stock or any other ownership interests of the Parent Guarantor and (C) all outstanding options, rights or warrants to purchase or subscribe for shares of capital stock or any other ownership interests of the Parent Guarantor have been duly authorized and validly issued, are fully paid and non-assessable and conform in all material respects to all statements relating thereto in the Registration Statement, the General Disclosure Package and the Prospectus, and none of such outstanding shares, instruments, options, rights or warrants were issued in violation of any preemptive rights or other similar rights.

(xv) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Operating Partnership and the Guarantors.

(xvi) Authorization of the Indenture. The Base Indenture has been duly authorized, executed and delivered by the Operating Partnership and each Guarantor and, assuming due execution and delivery by the Trustee, constitutes a valid and legally binding agreement of the Operating Partnership and each of the Guarantors, enforceable against the Operating Partnership and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights or remedies generally or by general equitable principles, and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) (the “Enforceability Exceptions”). The Second Supplemental Indenture has been duly authorized, and will be duly executed and delivered at the Closing Time, by the Operating Partnership and each Guarantor, and assuming due execution and delivery by the Trustee, will constitute a valid and legally binding agreement of the Operating Partnership and each of the Guarantors, enforceable against the Operating Partnership and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

(xvii) Authorization of the Notes and the Guarantees. The Notes to be purchased by the Underwriters from the Operating Partnership are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Time, will have been duly executed by the Operating Partnership and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. The Guarantees have been duly authorized by each of the Guarantors, and, when the Notes have been issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified herein, will constitute valid and legally binding obligations of each of the Guarantors, in each case enforceable against each of the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(xviii) Accuracy of Statements. The statements in each of the Original Registration Statement, the Post-Effective Amendment, the General Disclosure Package and the Prospectus under the captions “Description of Notes,” “Description of Debt Securities and Related Guarantees,” “Material U.S. Federal Income Tax Considerations,” and “U.S. Federal Income Tax Considerations,” in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.

(xix) Absence of Violations, Defaults and Conflicts. None of the Operating Partnership, any of the Guarantors or (A) any of their respective “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) is in violation of its charter, bylaws, certificate of limited partnership, limited partnership agreement, limited liability company agreement or other organizational document, (B) any of their respective subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Operating Partnership, any of the Guarantors or any of their respective subsidiaries is a party or by which any of them may be bound or to which any of their respective Properties, assets or operations is subject (collectively, “Agreements and Instruments”), except for such defaults that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, or (C) any of their respective subsidiaries is in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental agency or body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Operating Partnership, any of the Guarantors or any of their respective subsidiaries or their respective Properties, assets or operations (each, a “Governmental Authority”), except for such violations that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of the Operative Documents and the consummation of the transactions contemplated herein or therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Operating Partnership and each of the Guarantors with their respective obligations hereunder and thereunder, as applicable, have been duly authorized by all necessary corporate, limited partnership or proprietary limited, limited, or unlimited liability corporation action, as applicable, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Properties, assets or operations of the Operating Partnership, any of the Guarantors or any of their respective subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults, Repayment Events, liens, charges or encumbrances that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter, bylaws, certificate of limited partnership, limited partnership agreement, limited liability company agreement or other organizational document, as applicable, of the Operating Partnership, any of the Guarantors or any of their respective “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Authority, except in the case of clause (ii) only, for any such violation that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

As used herein, a “Repayment Event” means any event or condition which gives the holder of any financing instrument (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such financing by the Operating Partnership, any of the Guarantors or any of their respective subsidiaries.

(xx) Absence of Labor Dispute. No labor dispute with the employees of the Operating Partnership, any of the Guarantors or any of their respective subsidiaries exists or, to the knowledge of the Operating Partnership and any of the Guarantors, is imminent, which, in either case, would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(xxi) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Authority now pending, or, to the knowledge of the Operating Partnership and any of the Guarantors, threatened, against or affecting the Operating Partnership, any of the Guarantors or any of their respective subsidiaries, which (A) is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (other than as disclosed therein), (B) would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, or (C) would materially and adversely affect the consummation of the transactions contemplated in the Operative Documents or the performance by the Operating Partnership and the Guarantors of their respective obligations hereunder or thereunder. The aggregate of all pending legal or governmental proceedings to which the Operating Partnership, any of the Guarantors or any of their respective subsidiaries is a party or of which any of their respective Properties, assets or operations is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(xxii) Description of Contracts; Accuracy of Exhibits. All descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of contracts, franchises, indentures, mortgages, loan agreements, notes, leases or other agreements or instruments to which the Operating Partnership, any of the Guarantors or their respective subsidiaries are a party are accurate in all material respects. There are no contracts, franchises, indentures, mortgages, loan agreements, notes, leases or other agreements or instruments that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or filed as required.

(xxiii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Authority is necessary or required for the performance by the Operating Partnership or any of the Guarantors of their respective obligations hereunder or under the Operative Documents, in connection with the offering, issuance or sale of the Securities or the consummation of the transactions contemplated in the Operative Documents, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the securities laws of any U.S. state or non-U.S. jurisdiction or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxiv) Possession of Licenses and Permits. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Operating Partnership, the Guarantors and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, the “Governmental Licenses”) issued by the appropriate Governmental Authorities necessary to conduct the business now operated by them, except where the failure so to possess would not reasonably be expected to, singly or in the aggregate, result in a

Material Adverse Effect. The Operating Partnership, the Guarantors and their respective subsidiaries are in compliance with the terms and conditions of all of the Governmental Licenses, except where the failure so to comply would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of the Governmental Licenses or the failure of the Governmental Licenses to be in full force and effect would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Operating Partnership, any of the Guarantors or any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any of the Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxv) Title to Property. (A) The Operating Partnership, the Guarantors, any of their respective subsidiaries or any joint venture in which the Operating Partnership, any of the Guarantors or any of their respective subsidiaries owns an interest (each such joint venture being referred to as a “Related Entity”), as the case may be, will have good and marketable fee or leasehold title to their respective Properties and assets owned or leased by them, in each case, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims or equities of any kind, other than those that (1) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (2) do not, singly or in the aggregate, result in a Material Adverse Effect; (B) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Operating Partnership, any of the Guarantors, any of their respective subsidiaries or any Related Entity owns any material real property other than the Properties described in the Registration Statement, the General Disclosure Package and the Prospectus as being so owned; (C) each of the ground leases, subleases and sub-subleases relating to a Property, if any, are the valid and legally binding agreement of the Operating Partnership, the Guarantors, a subsidiary thereof or a Related Entity, as applicable, enforceable against such party in accordance with its terms, except, in each case, to the extent that enforceability may be limited by the Enforceability Exceptions, and no default or event of default on the part of the Operating Partnership, any of the Guarantors, any of their respective subsidiaries or any Related Entity or, to the knowledge of the Operating Partnership and any of the Guarantors, the counterparties thereto has occurred under any ground lease, sublease or sub-sublease with respect to such Property and none of the Operating Partnership, any of the Guarantors, any of their respective subsidiaries or any Related Entity has received any notice of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under such ground lease, sublease or sub-sublease and none of the Operating Partnership, any of the Guarantors, any of their respective subsidiaries or any Related Entity has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Operating Partnership, any of the Guarantors, any of their respective subsidiaries or any Related Entity under any of the ground leases, subleases or sub-subleases mentioned above, except, in each case, other than such failures to be in full force and effect, for such defaults and such claims as would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; (D) all security interests, mortgages, pledges, liens, encumbrances, claims or equities on any of the Properties or assets of the Operating Partnership, any of the Guarantors, any of their respective subsidiaries or any Related Entity that are required to be disclosed in the Registration Statement or the Prospectus are disclosed therein; (E) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no person or entity has a right of first refusal or an option to purchase any Property; (F) each Property complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to such Property), except as disclosed in the Registration Statement, the General Disclosure Package and

the Prospectus and except for such failures to comply that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; (G) no mortgage or deed of trust encumbering any Property is convertible into ownership interests in the entity owning such Property and, other than as described in the Registration Statement, the General Disclosure Package and the Prospectus, no mortgage or deed of trust on any Property is cross-defaulted or cross- collateralized with any other Property; and (H) none of the Operating Partnership, any of the Guarantors, any of their respective subsidiaries or any Related Entity or, to the knowledge of the Operating Partnership or any of the Guarantors, any lessee of any of the Properties is in default under any of the contracts governing any Properties and none of the Operating Partnership, any of the Guarantors, any of their respective subsidiaries or any Related Entity knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of such contracts, except, in each case, for such defaults that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(xxvi) Joint Venture Agreements. Each of the partnership agreements, limited liability company agreements or other joint venture agreements (each, a “Joint Venture Agreement”) to which the Operating Partnership, any of the Guarantors or any of their respective subsidiaries is a party has been duly authorized, executed and delivered by the Operating Partnership, the Guarantors or their respective subsidiaries, as applicable, and constitutes the valid and legally binding agreement of the Operating Partnership, such Guarantor or such subsidiary, enforceable against the Operating Partnership, such Guarantor or such subsidiary in accordance with its terms, except, in each case, to the extent that enforceability may be limited by the Enforceability Exceptions.

(xxvii) Possession of Intellectual Property. The Operating Partnership, the Guarantors and their respective subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to conduct the business now operated by them, except where such failure to own, possess or acquire such Intellectual Property would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. None of the Operating Partnership, any of the Guarantors or any of their respective subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Operating Partnership or any Guarantor or any of their respective subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxviii) Payment of Taxes. All U.S. federal, state, local and non-U.S. income tax returns of the Operating Partnership, the Guarantors and their respective subsidiaries required by law to be filed have been filed, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been taken and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Operating Partnership, the Guarantors and their respective subsidiaries in respect of any tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(xxix) Business Insurance. The Operating Partnership, the Guarantors and their respective subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. None of the Operating Partnership or any of the Guarantors has any reason to believe that it or any of their respective subsidiaries will not be able to (A) renew, if desired, its existing insurance coverage as and when such policies expire or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(xxx) Title Insurance. The Operating Partnership, each of the Guarantors and their respective subsidiaries and each Related Entity carries or is entitled to the benefits of title insurance on the fee interests and/or leasehold interests (in the case of a ground lease interest) with respect to each Property owned or leased by the Operating Partnership, any of the Guarantors or any of their respective subsidiaries or any Related Entity with financially sound and reputable insurers, in an amount not less than such entity’s cost for each such Property, insuring that such entity is vested with good and insurable fee or leasehold title, as the case may be, to each such Property, except, in each case, where the failure to carry or be entitled to the benefits of such title insurance would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(xxxi) Environmental Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Operating Partnership, any of the Guarantors, any of their respective subsidiaries, any Related Entity or any of their respective properties is in violation of any Environmental Laws (as defined below), (B) the Operating Partnership, the Guarantors, their respective subsidiaries, the Related Entities and the Properties have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Parent Guarantor’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law or Hazardous Material (as defined below) against the Operating Partnership, any of the Guarantors, any of their respective subsidiaries or any Related Entity or any of the Properties, (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Authority, against or affecting the Operating Partnership, any of the Guarantors, any of their respective subsidiaries, any Related Entity or any of the Properties relating to Hazardous Materials or any Environmental Laws, and (E) no Property is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or on any similar list or inventory issued by any other federal, state, local or foreign Governmental Authority having or claiming jurisdiction over such Property pursuant to any other Environmental Laws. As used herein, “Hazardous Material” shall mean any flammable explosives, radioactive materials, chemicals, pollutants, contaminants, wastes, hazardous wastes, toxic substances, mold and any hazardous material as defined by or regulated under any Environmental Law, including, without limitation, petroleum or petroleum products, and asbestos-containing materials. As used herein, “Environmental Law” shall mean any applicable foreign, federal, state or local law (including statute or common law), ordinance, rule, regulation or judicial or administrative order, consent decree or judgment relating to the protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, the Comprehensive Environmental Response, Compensation and

Liability Act of 1980, as amended, 42 U.S.C. Secs. 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Secs. 5101-5127, the Solid Waste Disposal Act, as amended, 42 U.S.C. Secs. 6901-6992k, the Emergency Planning and Community Right-to- Know Act of 1986, 42 U.S.C. Secs. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Secs. 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Secs. 136-136y, the Clean Air Act, 42 U.S.C. Secs. 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Secs. 1251-1388, and the Safe Drinking Water Act, 42 U.S.C. Secs. 300f- 300j-26, as any of the above statutes may be amended from time to time, and the regulations promulgated pursuant to any of the foregoing.

(xxxii) Utilities and Access. To the knowledge of the Operating Partnership and any of the Guarantors, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property. To the knowledge of the Operating Partnership and any of the Guarantors, each of the Properties has legal access to public roads and all other roads necessary for the use of the applicable Property.

(xxxiii) No Condemnation. Neither the Operating Partnership nor any Guarantor has knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will materially affect the use or value of any Property.

(xxxiv) Accounting Controls and Disclosure Controls. The Parent Guarantor and its subsidiaries maintain effective internal control over financial reporting (as defined under Rules 13a-15 and 15d-15 of the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Parent Guarantor’s most recent audited fiscal year, there has been (1) no material weakness in the Parent Guarantor’s internal control over financial reporting (whether or not remediated) and (2) no change in the Parent Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the effectiveness of the Parent Guarantor’s internal control over financial reporting. The auditors of the Parent Guarantor and the Audit Committee of the Board of Directors of the Parent Guarantor or, if no such Audit Committee exists, the full Board of Directors of the Parent Guarantor, have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that have adversely affected, or are reasonably likely to adversely affect, the ability of the Parent Guarantor and its subsidiaries to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Parent Guarantor and its subsidiaries. The Parent Guarantor and its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 of the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Parent Guarantor in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Parent Guarantor’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxxv) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Parent Guarantor or, to the knowledge of the Parent Guarantor, any of the Parent Guarantor’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxvi) ERISA Compliance. The Operating Partnership and each of the Guarantors is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Operating Partnership or any Guarantors would have any liability. Neither the Operating Partnership nor any of the Guarantors has incurred or could reasonably be expected to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412, 403, 431, 432 or 4971 of the Internal Revenue Code of 1986, as amended (the “Code”). Each “pension plan” for which the Operating Partnership or any of the Guarantors would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred thereunder, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. No portion of the assets of the Operating Partnership or any Guarantor constitutes “plan assets” for purposes of Title I of ERISA or Section 4975 of the Code.

(xxxvii) Investment Company Act. Neither the Operating Partnership nor any of the Guarantors is required, or upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxxviii) Absence of Manipulation. None of the Operating Partnership, any of the Guarantors or any of their respective subsidiaries or other controlled affiliates has taken or will take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Operating Partnership or any Guarantor to facilitate the sale or resale of the Securities.

(xxxix) Foreign Corrupt Practices Act. None of the Operating Partnership, any of the Guarantors, any of their respective subsidiaries (since becoming a subsidiary of the Operating Partnership or any Guarantor, as applicable) or, to the knowledge of the Operating Partnership and any Guarantor, any subsidiaries of the Operating Partnership or any Guarantor prior to becoming a subsidiary of the Operating Partnership or any Guarantor, as applicable (any such entity, a “Predecessor Subsidiary”), or any director, trustee, officer, agent, employee, affiliate or other person acting on behalf of the Operating Partnership, any Guarantor or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, during the past five years, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any other applicable anti-

bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Operating Partnership, the Guarantors and their respective subsidiaries (since becoming a subsidiary of the Operating Partnership or any of the Guarantors, as applicable) and, to the knowledge of the Operating Partnership and any of the Guarantors, their respective affiliates and any Predecessor Subsidiaries have, during the past five years, conducted their businesses in compliance with the FCPA and any other applicable anti-bribery laws and have instituted and maintain and enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xl) Anti-Money Laundering Laws. The operations of the Operating Partnership, the Guarantors and their respective subsidiaries (since becoming a subsidiary of the Operating Partnership or any of the Guarantors, as applicable), and to the knowledge of the Operating Partnership and any of the Guarantors, any Predecessor Subsidiaries, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act, including the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Operating Partnership or any of the Guarantors have operations, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Anti-Money Laundering Laws”) in the jurisdictions in which the Operating Partnership or the Guarantors have operations. No action, suit or proceeding by or before any Governmental Authority involving the Operating Partnership, any of the Guarantors or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Operating Partnership and any of the Guarantors, threatened.

(xli) OFAC. None of the Operating Partnership, any of the Guarantors, any of their respective subsidiaries (since becoming a subsidiary of the Operating Partnership or any of the Guarantors, as applicable) or, to the knowledge of the Operating Partnership and any of the Guarantors, any Predecessor Subsidiary or any director, trustee, officer, agent, employee, affiliate or other person acting on behalf of the Operating Partnership, any of the Guarantors or any of their respective subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Operating Partnership, any of the Guarantors or any of their respective subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions. Neither the Operating Partnership nor any Guarantor will directly or indirectly use the proceeds from the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business (i) with any Person, or in any country or territory, that, at the time of such funding, is a designated target of Sanctions, (ii) in or involving a country or territory which at the time of such funding is the subject of comprehensive country-wide or territory-wide Sanctions or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Neither the Operating Partnership, any of the Guarantors, any of their respective subsidiaries (since becoming a subsidiary of the Operating Partnership or any of the Guarantors, as applicable) or, to the knowledge of the Operating Partnership and any of the Guarantors, any Predecessor Subsidiary has engaged in any dealings or transactions with or for the benefit of a

Person that is the subject of Sanctions, or with or in a country or territory that is the subject of Sanctions, in the preceding three years, nor does the Operating Partnership, any of the Guarantors or any of their respective subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Person that is the subject of Sanctions, or with or in a country or territory that is the subject of Sanctions.

(xlii) Lending and Other Relationships. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Operating Partnership nor any Guarantor (A) has any material lending or other relationship with any Underwriter or any bank, lending or other affiliate of any Underwriter and (B) intends to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to the Underwriter or any bank, lending or other affiliate of any Underwriter.

(xliii) Statistical and Market-Related Data. Any statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Operating Partnership and the Guarantors reasonably believe to be reliable and accurate and, to the extent required, the Operating Partnership and the Guarantors have obtained the written consent to the use of such data from such sources.

(xliv) Real Estate Investment Trust. The Parent Guarantor has made a timely election to be subject to tax as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the Code for its taxable year ended December 31, 1999. Commencing with its taxable year ended December 31, 1999, the Parent Guarantor has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code. The Parent Guarantor’s current organization and proposed method of operation, as described in, and subject to the limitations, qualifications and assumptions set forth in, the Registration Statement, the General Disclosure Package and the Prospectus, do and will enable the Parent Guarantor to continue to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Parent Guarantor’s qualification and taxation as a REIT and descriptions of the Parent Guarantor’s current organization and proposed method of operation (inasmuch as they affect the Parent Guarantor’s qualification and taxation as a REIT) set forth in the Registration Statement, the General Disclosure Package and the Prospectus, insofar as they purport to constitute summaries of matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

(xlv) Distributions. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) the Parent Guarantor is not currently prohibited, directly or indirectly, from making any distributions to its stockholders, and (B) neither the Operating Partnership nor any direct or indirect subsidiary of the Parent Guarantor is prohibited, directly or indirectly, from making any distributions, directly or indirectly, to the Parent Guarantor or the Operating Partnership, as applicable, from making any other distribution on any of its ownership interests, from repaying any of its loans or advances, including those made, directly or indirectly, by the Parent Guarantor or the Operating Partnership, as applicable, or from loaning or otherwise making funds available, directly or indirectly, to the Parent Guarantor or the Operating Partnership.

(xlvi) Finder’s Fees. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Operating Partnership nor any Guarantor has incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated in this Agreement, except as may otherwise exist with respect to the Underwriters pursuant to this Agreement.

(xlvii) Certain Relationships. No relationship, direct or indirect, exists between or among the Operating Partnership or any of the Guarantors, on the one hand, and the directors, officers, stockholders or partners of the Operating Partnership and any of the Guarantors, on the other hand, which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described.

(xlviii) Cybersecurity. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) to the knowledge of the Operating Partnership and any of the Guarantors, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Operating Partnership, any of the Guarantors or any of their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Operating Partnership, the Guarantors and their respective subsidiaries, and any such data processed or stored by third parties on behalf of the Operating Partnership, the Guarantors and their respective subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) none of the Operating Partnership, any of the Guarantors or any of their respective subsidiaries (since becoming a subsidiary of the Operating Partnership or any of the Guarantors, as applicable) or, to the knowledge of the Operating Partnership and any of the Guarantors, any Predecessor Subsidiary, have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Operating Partnership, the Guarantors and their respective subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; except with respect to clauses (A) and (B), for any such security breach or incident, unauthorized access or disclosure, or other compromises, as would not, individually or in the aggregate, have a Material Adverse Effect or with respect to clause (C), where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. The Operating Partnership, the Guarantors and their respective subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any Governmental Authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(xlix) Stamp Taxes. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Australia, New Zealand or Canada (together, the “Ex-U.S. Jurisdictions”) or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance, sale and delivery by the Operating Partnership and the Guarantors of the Securities to or for the account of the Underwriters, (B) the offer and sale of the Securities by the Underwriters in the manner contemplated herein, (C) the payments of the principal, interest, premium, if any, and other amounts in respect of the Securities to holders of the Securities, provided that the Underwriters are not holders of the Securities, or (D) the execution, delivery, performance or enforcement of this Agreement, the Securities, the DTC Agreement and the Indenture (together, the “Transaction Documents”).

(l) Choice of Law; Consent to Jurisdiction; Appointment of Agent to Accept Service of Process. The choice of the laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the Ex-U.S. Jurisdictions. The Operating Partnership and the Guarantors have the power to submit and pursuant to the Indenture and Section 17 of this Agreement have legally, validly, effectively and irrevocably submitted to the jurisdiction of the Specified Courts (as defined below) in respect of any legal suit, action or proceeding against it arising out of or related to this Agreement, the Securities and the Indenture, and have validly and irrevocably waived any objection to the laying of the venue of any such suit, action or proceeding brought in any such court. The Subsidiary Guarantors have the power to designate, appoint and empower and pursuant to the Indenture and Section 17 of this Agreement have legally, validly, effectively and irrevocably designated, appointed and empowered the Process Agent (as defined in Section 17 of this Agreement) for service of process in any legal suit, action or proceeding arising out of or related to this Agreement, the Securities and the Indenture in any such court.

(li) Waiver of Immunities. Each of the Subsidiary Guarantors, and their respective obligations under the Transaction Documents are subject to civil and commercial law and to suit and none of the Subsidiary Guarantors nor any of their respective properties, assets or revenues have any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any of the Ex-U.S. Jurisdictions, New York State or U.S. federal court or any court of any jurisdiction in which any of the Subsidiary Guarantors owns or leases property or assets, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution or enforcement of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to their respective obligations or liabilities or any other matter under or arising out of or in connection with this Agreement or any other Transaction Document; and, to the extent that any of the Subsidiary Guarantors or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Subsidiary Guarantors have waived or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in the Transaction Documents.

(lii) Exchange Controls. Under current laws and regulations of each Ex-U.S. Jurisdiction and each political subdivision thereof, all interest, principal, premium, if any, and other payments due or to be made on the Securities or otherwise pursuant to the Indenture (subject to any applicable Sanctions) may be freely transferred out of the respective Ex-U.S. Jurisdiction and may be paid in, or freely converted into, United States Dollars.

(b) Officer’s Certificates. Any certificate signed by any officer or other representative of the Operating Partnership or any Guarantor delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Operating Partnership and the Guarantors to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) The Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Operating Partnership agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Operating Partnership, at a purchase price of 99.237% of the principal amount thereof, the principal amount of the Notes set forth opposite the name of such Underwriter in Schedule B.

(b) The Closing Time. Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Sidley Austin LLP, or at such other place as shall be agreed upon by the Representatives and the Operating Partnership, at 9:00 A.M. (New York City time) on April 3, 2025 (unless postponed in accordance with the provisions of Section 10) or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Operating Partnership (such time and date of payment and delivery being herein called “Closing Time”).

(c) Public Offering of the Securities. The Representatives hereby advise the Operating Partnership and the Guarantors that the Underwriters intend to offer for sale to the public, as described in the General Disclosure Package and the Prospectus, the Securities at or after the Applicable Time as the Representatives, in their sole judgment, have determined is advisable and practicable.

(d) Payment for the Notes. Payment for the Notes shall be made to the Operating Partnership at the Closing Time by wire transfer of immediately available funds to a bank account designated by the Operating Partnership.

It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes which it has agreed to purchase. The Representatives may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(e) Delivery of the Notes. The Operating Partnership shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Notes at the Closing Time, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Time and shall be made available for inspection on the business day preceding the Closing Time at a location in New York City, as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

SECTION 3. Covenants of the Operating Partnership and the Guarantors. The Operating Partnership and the Guarantors, jointly and severally, covenant and agree with each Underwriter as follows:

(a) Compliance with Commission Requests. The Operating Partnership and the Guarantors, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Securities shall become effective or any amendment or supplement to the General Disclosure Package or the Prospectus shall have been distributed or filed, as the case may be, including any document incorporated by reference therein, in each case only as permitted by this Section 3, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus, including any document incorporated by reference therein, or for additional information with respect to the Registration Statement, the General Disclosure Package or the Prospectus, including the information incorporated by reference therein, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Original Registration Statement, the Post-Effective Amendment or any other post-effective amendment to the Original Registration Statement or any notice of objection to the use of the Original Registration Statement, the Post-Effective Amendment or any other post-effective amendment to the Original Registration Statement pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Operating Partnership or any of the Guarantors become the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Operating Partnership and the Guarantors will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Operating Partnership and the Guarantors will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Operating Partnership and the Guarantors will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with offers or sales of the Securities any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Operating Partnership and the Guarantors, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, any document incorporated therein by reference, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Operating Partnership and the Guarantors will promptly (A) give the Representatives written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use their best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible if the Operating Partnership and the Guarantors are no longer eligible to file an automatic shelf registration statement, provided that the Operating Partnership and the Guarantors shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Filing or Use of Amendments or Supplements. The Operating Partnership and the Guarantors have given the Representatives written notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time and will give the Representatives written notice of their intention to file or use any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus, whether pursuant to the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations or otherwise, from the Applicable Time to the later of (i) the time when a prospectus relating to the Securities is no longer required by the 1933 Act (without giving effect to Rule 172) to be delivered in connection with sales of the Securities and (ii) the Closing Time, and will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object.

(d) Delivery of Registration Statements. The Operating Partnership and the Guarantors have furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Original Registration Statement, the Post-Effective Amendment and each other post-effective amendment to the Original Registration Statement, if any (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein), and conformed copies of all consents and certificates of experts. The conformed copies of the Original Registration Statement, the Post-Effective Amendment and each other amendment to the Original Registration Statement, if any, furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Delivery of Prospectuses. The Operating Partnership and the Guarantors have delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Operating Partnership and the Guarantors hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Operating Partnership and the Guarantors will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with sales of the Securities, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) Blue Sky Qualifications. The Operating Partnership and the Guarantors will use their reasonable best efforts, in cooperation with the Underwriters, to qualify or register the Securities for offering and sale under (or obtain exemptions from the application of) the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may reasonably request and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that neither the Operating Partnership nor any of the Guarantors shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Operating Partnership and the Guarantors will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Operating Partnership and the Guarantors shall use their best efforts to obtain the withdrawal thereof at the earliest possible moment.

(g) Earnings Statements. The Operating Partnership and the Guarantors will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Operating Partnership and the Guarantors will use the net proceeds received by them from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(i) Restriction on Sale of Securities. During the period commencing on the date hereof and ending at the Closing Time, the Operating Partnership and the Guarantors will not, without the prior written consent of the Representatives (which consent may be withheld at the Representatives’ discretion), (i) directly or indirectly, offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of, the Securities or any securities that are substantially similar to the Securities, whether owned as of the date hereof or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Securities or such other securities, whether any such transaction, swap or other agreement described in clause (i) or (ii) above is to be settled by delivery of any Securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder.

(j) Reporting Requirements. The Operating Partnership and the Guarantors, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with offers or sales of the Securities, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by, and each such document will meet the requirements of, the 1934 Act and 1934 Act Regulations.

(k) Final Term Sheet. The Operating Partnership will prepare a final term sheet (a “Final Term Sheet”) containing only a description of the final terms of the Securities and their offering, in the form approved by the Underwriters and attached as Schedule E hereto, and acknowledges that the Final Term Sheet is an Issuer Free Writing Prospectus and will comply with its related obligations set forth in Section 3(l) hereof. The Operating Partnership will furnish to each Underwriter, without charge, copies of the Final Term Sheet promptly upon its completion.

(l) Issuer Free Writing Prospectuses. Each of the Operating Partnership and the Guarantors agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Operating Partnership or the Guarantors with the Commission or retained by the Operating Partnership or the Guarantors under Rule 433, provided that the Representatives will be deemed to have consented to the Issuer General Use Free Writing Prospectuses listed on Schedule C hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed and approved by the Representatives. Each of the Operating Partnership and the Guarantors represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an Issuer Free Writing Prospectus and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Operating Partnership and the Guarantors will promptly notify the Representatives in writing and will promptly amend or supplement, at their own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m) Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Original Registration Statement (the “Renewal Deadline”), any Securities remain unsold by the Underwriters, the Operating Partnership and the Guarantors will, prior to the Renewal Deadline, (i) promptly notify the Representatives in writing and (ii) promptly file, if they are eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form and substance satisfactory to the Underwriters. If, at the Renewal Deadline, the Operating Partnership and the Guarantors are not all eligible to file an automatic shelf registration statement, the Operating Parentship and the Guarantors will, prior to the Renewal Deadline, (i) promptly notify the Representatives in writing, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Securities, in a form and substance satisfactory to the Underwriters, (iii) use their best efforts to cause such registration statement or post-effective amendment to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Representatives in writing of such effectiveness. The Operating Partnership and the Guarantors will take all other action necessary or appropriate to permit the offering and sale of the Securities to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement or post-effective amendment, as the case may be.

(n) Eligibility of Automatic Shelf Registration Statement Form. If at any time when Securities remain unsold by the Underwriters any of the Operating Partnership or the Guarantors receive a notice from the Commission pursuant to Rule 401(g)(2) or otherwise cease to be eligible to use the automatic shelf registration statement form, the Operating Partnership and the Guarantors will (i) promptly notify the Representatives in writing, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to such Securities, in a form and substance satisfactory to the Underwriters, (iii) use their best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Representatives in writing of such effectiveness. The Operating Partnership and the Guarantors will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Operating Partnership and the Guarantors have otherwise become ineligible. References herein to the “Registration Statement” shall include such new registration statement or post-effective amendment, as the case may be.

(o) No Manipulation of Price. Neither the Operating Partnership nor any Guarantor will take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any securities of the Operating Partnership or the Guarantors to facilitate the sale or resale of the Securities.

(p) REIT Qualification. The Parent Guarantor will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code until the Board of Directors of the Parent Guarantor determines that it is no longer in the best interests of the Parent Guarantor and its stockholders to qualify as a REIT.

(q) DTC. The Operating Partnership and the Guarantors will cooperate with the Underwriters and use their best efforts to permit the Securities to be eligible for clearance, settlement and trading through the facilities of DTC.

SECTION 4. Payment of Expenses.

(a) Expenses. The Operating Partnership and each of the Guarantors, jointly and severally, will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including, without limitation, (i) the preparation, printing and filing of the Original Registration Statement, the Post-Effective Amendment and any other post-effective amendment to the Original Registration Statement (including financial statements and exhibits thereto), (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the costs and expenses incurred in connection with the preparation and execution of the Operative Documents and the DTC Agreement, (v) the fees and disbursements of the Operating Partnership’s and the Guarantors’ counsel, accountants and other advisors, (vi) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable and documented out-of- pocket fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto (not to exceed $10,000 in the aggregate), (vii) the costs and expenses of the Operating Partnership and the Guarantors relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Operating Partnership and the Guarantors and any such consultants, (viii) the filing fees incident to, and the reasonable and documented out-of-pocket fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA, if required, of the terms of the sale of the Securities (such fees and disbursements of counsel not to exceed $25,000 in the aggregate), (ix) any fees payable in connection with the rating of the Securities by the rating agencies, (x) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (xi) the fees and expenses of making the Securities eligible for clearance, settlement and trading through the facilities of DTC, and (xii) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the second sentence of Section 1(a)(ii) hereof. Except as provided in this Section 4 and Sections 6 and 7 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5(o), Section 9(a) (i) or (iii) or Section 10 hereof, the Operating Partnership and the Guarantors, jointly and severally, agree to reimburse the Underwriters for all of their reasonable and documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Operating Partnership and the Guarantors contained herein or in certificates of any officer or other representative of the Operating Partnership or any Guarantor delivered pursuant to the provisions hereof, to the performance by the Operating Partnership and the Guarantors of their covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement, etc. The Original Registration Statement and the Post-Effective Amendment each became effective upon filing in accordance with Rule 462. Each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus have been filed as required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, as applicable, within the time period prescribed by, and in compliance with, the 1933 Act Regulations. No stop order suspending the effectiveness of the Original Registration Statement, the Post-Effective Amendment or any other post- effective amendment to the Original Registration Statement has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Original Registration Statement, the Post-Effective Amendment or any other post-effective amendment to the Original Registration Statement pursuant to Rule 401(g)(2) has been received by the Operating Partnership or the Guarantors, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Operating Partnership’s and any of the Guarantors’ knowledge, contemplated. The Operating Partnership and the Guarantors have complied with each request (if any) from the Commission for additional information with respect to the Registration Statement, the General Disclosure Package or the Prospectus, including the information incorporated by reference therein, to the reasonable satisfaction of the Underwriters. The Operating Partnership and the Guarantors shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Filing Fee Tables” in accordance with Rule 456(b)(1)(ii).

(b) Opinion of Counsel for the Operating Partnership, the Parent Guarantor and the Limited Partner. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Kirkland & Ellis LLP, counsel for the Operating Partnership, the Parent Guarantor and the Limited Partner, to the effect set forth in Exhibit A hereto and to such further effect as the Underwriters may reasonably request. In giving such opinion, such counsel may rely upon the opinion of Venable LLP as to all matters governed by the laws of the State of Maryland. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Operating Partnership, the Parent Guarantor and the Limited Partner and certificates of public officials.

(c) Opinion of Counsel for the Subsidiary Guarantors. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of (i) K&L Gates LLP, counsel for Americold Australian Holdings Pty Ltd, (ii) Ellis Gould, counsel for Icecap Properties NZ Limited and (iii) Stewart McKelvey, counsel for Nova Cold Logistics ULC, to the effect set forth in Exhibit B-1 through B-3 hereto and to such further effect as the Underwriters may reasonably request. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Subsidiary Guarantors and certificates of public officials.

(d) Opinion of Chief Legal Officer of the Parent Guarantor. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Nathan Harwell, the Executive Vice President and Chief Legal Officer of the Parent Guarantor, to the effect set forth in Exhibit C hereto and to such further effect as the Underwriters may reasonably request. In giving such opinion, such counsel may rely upon the opinion of Venable LLP as to all matters governed by the laws of the State of Maryland. Such counsel may also state that, insofar as such opinion involves factual matters, such counsel has relied, to the extent such counsel deems proper, upon certificates of officers and other representatives of the Parent Guarantor and certificates of public officials.

(e) Opinion of Maryland Counsel for the Parent Guarantor. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Venable LLP, Maryland counsel for the Parent Guarantor, to the effect set forth in Exhibit D hereto and to such further effect as the Underwriters may reasonably request. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Parent Guarantor and certificates of public officials.

(f) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Sidley Austin LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Representatives shall reasonably request. In giving such opinion, such counsel may rely upon the opinion of Venable LLP as to all matters governed by the laws of the State of Maryland and upon the opinions of K&L Gates LLP, Ellis Gould and Stewart McKelvey as to all matters governed by the laws of Australia, New Zealand and Canada, respectively. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Operating Partnership and the Guarantors and certificates of public officials.

(g) Officers’ Certificate. At the Closing Time, the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Operating Partnership and each of the Guarantors and of the chief financial or chief accounting officer of the Operating Partnership and each of the Guarantors, dated the Closing Time, to the effect that (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, there has been no Material Adverse Effect, (ii) the representations and warranties of the Operating Partnership and the Guarantors in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Operating Partnership and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Original Registration Statement, the Post-Effective Amendment or any other post-effective amendment to the Original Registration Statement has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Original Registration Statement, the Post-Effective Amendment or any other post-effective amendment to the Original Registration Statement pursuant to Rule 401(g)(2) has been received by the Operating Partnership or the Guarantors, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Operating Partnership’s and any of the Guarantors’ knowledge, contemplated.

(h) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and financial information contained in the Registration Statement, the General Disclosure Package or the Prospectus.

(i) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(h) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j) No Objection. If a filing with FINRA is required, FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(k) No Important Changes. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating or outlook of any securities of the Operating Partnership or the Guarantors or any of their subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the 1934 Act) (including, without limitation, the ratings referred to in Section 5(l) hereof) or any notice given of any intended or potential decrease in or withdrawal of any such rating or outlook or of a possible change in any such rating that does not indicate the direction of the possible change.

(l) Ratings Letters. Prior to the Closing Time, the Operating Partnership shall have delivered to the Representatives letters from Moody’s Investors Service, Inc., Fitch Ratings, Inc. and DBRS, Inc. assigning a rating to the Notes of Baa3, BBB and BBB, respectively.

(m) Clearance, Settlement and Trading. The Operating Partnership and DTC shall not have amended the DTC Agreement from its original execution and, prior to the Closing Time, the Securities shall be eligible for clearance, settlement and trading through the facilities of DTC.

(n) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Operating Partnership and the Guarantors in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives.

(o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Operating Partnership and the Guarantors at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4(b) and except that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. Each of the Operating Partnership and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), selling agents, officers and directors and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Operating Partnership and the Guarantors in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Operating Partnership and the Guarantors (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials, as the case may be, of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or of any claim whatsoever, in each case, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Operating Partnership;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever, in each case, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that the foregoing indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), in each case, in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of the Operating Partnership, the Guarantors and Certain Persons. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Operating Partnership, each Guarantor, each of their respective directors, each of their respective officers who signed the Registration Statement, and each person, if any, who controls the Operating Partnership or any of the Guarantors within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), in each case, in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party that proposes to assert the right to be indemnified under this Section 6 shall, as promptly as reasonably practicable after receipt of notice of commencement of any action against it in respect of which indemnity may be sought hereunder, notify each such indemnifying party of the commencement of such action, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder unless, and only to the extent that such omission results in the forfeiture or material impairment of substantive rights or defenses by the indemnifying party and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Subject to the following sentence, in the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Operating Partnership, as applicable. If any action for indemnification pursuant to this Section 6 is brought against any indemnified party, and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of legal counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of legal counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees and expenses of counsel will be at the expense of the indemnifying party or parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which it is entitled to be reimbursed under this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership and the Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Operating Partnership and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Operating Partnership and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Operating Partnership, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Notes as set forth on the cover of the Prospectus.

The relative fault of the Operating Partnership and the Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Operating Partnership and the Guarantors or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Operating Partnership, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates, officers, directors and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Operating Partnership or a Guarantor, each officer of the Operating Partnership or a Guarantor who signed the Registration Statement, and each person, if any, who controls the Operating Partnership or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Operating Partnership or the applicable Guarantor, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of the Securities set forth opposite their respective names in Schedule B hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers or other representatives of the Operating Partnership or the Guarantors submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates, officers, directors and/or selling agents, any person controlling any Underwriter or the Operating Partnership’s or the Guarantors’ officers or directors or any person controlling the Operating Partnership or any of the Guarantors and (ii) delivery of and payment for the Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Operating Partnership and the Guarantors, at any time at or prior to the Closing Time, (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering of the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Operating Partnership or any Guarantor has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Authority, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to the systems of Clearstream Banking, S.A., or Euroclear Bank SA/NV, in Europe, or (vi) if a banking moratorium has been declared by either U.S. federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Notes to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement either the Representatives or the Operating Partnership shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives, care of BofA Securities, Inc. at 114 W 47th Street, NY8-114-07-01, New York, New York 10036, Facsimile: (646) 855- 5958, Attention: High Grade Transaction Management/Legal, Email: dg.hg_ua_notices@bofa.com; J.P. Morgan Securities LLC at 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk; RBC Capital Markets, LLC at Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: DCM Transaction Management/Scott Primrose, Email: TMGUS@rbccm.com, Telephone: (212) 618-7706; and Truist Securities, Inc. at 50 Hudson Yards, 70th Floor, New York, New York 10001, Facsimile: (404) 926-5027, Attention: Investment Grade Debt Capital Markets; and notices to the Operating Partnership and the Guarantors shall be directed to them at 10 Glenlake Parkway, South Tower, Suite 600, Atlanta, Georgia 30328, Attention: Jay Wells (email: jay.wells@americold.com), with a copy to Kirkland & Ellis LLP, at 601 Lexington Avenue, New York, New York 10022, Attention: Christian O. Nagler, P.C (email: cnagler@kirkland.com).

SECTION 12. No Advisory or Fiduciary Relationship. Each of the Operating Partnership and the Guarantors acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Operating Partnership and the Guarantors, on the one hand, and the several Underwriters, on the other hand, and the Operating Partnership and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Operating Partnership, any of the Guarantors or any of their respective subsidiaries or other affiliates or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Operating Partnership, any of the Guarantors or any of their respective subsidiaries or other affiliates with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Operating Partnership, any of the Guarantors or any of their respective subsidiaries or other affiliates on other matters) or any other obligation to the Operating Partnership and the Guarantors with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Operating Partnership and the Guarantors, (e) the Underwriters have not provided any legal, accounting, financial, regulatory, investment or tax advice with respect to the offering of the Securities and the Operating Partnership and the Guarantors have consulted their own respective legal, accounting, financial, regulatory and tax advisors to the extent they deemed appropriate and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

SECTION 13. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Operating Partnership, the Guarantors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons, Affiliates, selling agents, officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons, Affiliates, selling agents, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. TRIAL BY JURY. EACH OF THE OPERATING PARTNERSHIP AND THE GUARANTORS (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SECURITYHOLDERS AND AFFILIATES) AND THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 17. Consent to Jurisdiction; Waiver of Immunity. Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth in Section 11 hereof shall be effective service of process upon such party for any suit, action or other proceeding brought in any Specified Court. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or other proceeding brought in any Specified Court has been brought in an inconvenient forum. With respect to any Related Proceeding, each such party hereto irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party hereto waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended. The Operating Partnership and each of the Guarantors agree that a Related Judgment from a Specified Court shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law, and the Operating Partnership and each of the Guarantors submit to the jurisdiction of the courts of any such other jurisdiction for such purpose. Each of the Subsidiary Guarantors irrevocably appoints the Parent Guarantor at the address of the Guarantors specified in Section 11 hereof as its agent to receive service of process or other legal summons (the “Process Agent”) for purposes of any Related Proceeding that may be instituted in any Specified Court. Each of the Operating Partnership, the Parent Guarantor and the Subsidiary Guarantors agree that service of any process, summons, notice or document by mail to the Process Agent and written notice of said service to such party shall be effective service of process upon such Subsidiary Guarantor for any Related Proceeding brought in any Specified Court. The Operating Partnership, the Parent Guarantor and each Subsidiary Guarantor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement; provided that in connection therewith, none of the Operating Partnership, the Parent Guarantor or any Subsidiary Guarantor shall be required to (A) qualify as a foreign corporation, limited partnership, limited company, or unlimited liability company, as applicable, in any jurisdiction where it would not otherwise be required to qualify, (B) file a general consent to service of process in any jurisdiction or (C) become subject to tax or to register as a foreign corporation, limited partnership, limited company, or unlimited liability company, as applicable, in any jurisdiction in which it is not now so registered. Nothing in this Agreement shall affect the right of any party hereto to serve process in any other manner permitted by law.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, the Indenture or the Securities shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 21. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 22. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement shall not become effective until the execution of this Agreement by the parties hereto. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

SECTION 23. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Operating Partnership and each Guarantor in respect of any sum due from them to any Underwriter shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Operating Partnership and each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Operating Partnership and the Guarantors (but without duplication) an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Underwriter hereunder.

SECTION 24. Foreign Taxes. All payments by the Operating Partnership or any Guarantor to any Underwriter hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by any of the Ex-U.S. Jurisdictions or any other jurisdiction in which the Operating Partnership or such Guarantor has an office from which payment is made or deemed to be made (each, a “Taxing Jurisdiction”), excluding (i) any such tax imposed by reason of such Underwriter having some connection with a Taxing Jurisdiction other than its participation as an Underwriter hereunder, and (ii) any income, franchise or other similar tax on the overall net income of any Underwriter imposed by the United States or by the State of New York or any political subdivision of the United States or of the State of New York (all such non excluded taxes, “Foreign Taxes”). If any Foreign Taxes are payable with respect to payments by the Operating Partnership or any Guarantor to any Underwriter hereunder, then amounts payable under this Agreement shall be increased to such amount as is necessary to yield to such Underwriter an amount which, after withholding, deduction, or other payment on account of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Operating Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a valid and legally binding agreement between the Underwriters and the Operating Partnership and the Guarantors in accordance with its terms.

Very truly yours,

AMERICOLD REALTY OPERATING PARTNERSHIP, L.P.

By:	/s/ Nathan Harwell
Name: Nathan Harwell
Title: Chief Legal Officer, Executive Vice President and Secretary

AMERICOLD REALTY TRUST, INC.

By:	/s/ Nathan Harwell
Name: Nathan Harwell
Title: Chief Legal Officer,Executive Vice President and Secretary

[Signature Page to Underwriting Agreement]

AMERICOLD REALTY OPERATIONS, INC.

By:	/s/ Nathan Harwell
Name: Nathan Harwell
Title: Chief Legal Officer, Executive Vice President and Secretary

[signatures continue on next page]

[Signature Page to Underwriting Agreement]

AMERICOLD AUSTRALIAN HOLDINGS PTY LTD

By:	/s/ Nathan Harwell
Name: Nathan Harwell
Title: Chief Legal Officer, Executive Vice President and Secretary

[signatures continue on next page]

[Signature Page to Underwriting Agreement]

ICECAP PROPERTIES NZ LIMITED

By:	/s/ Nathan Harwell
Name: Nathan Harwell
Title: Chief Legal Officer, Executive Vice President and Secretary

[signatures continue on next page]

[Signature Page to Underwriting Agreement]

NOVA COLD LOGISTICS ULC

By:	/s/ Nathan Harwell
Name: Nathan Harwell
Title: Chief Legal Officer, Executive Vice President and Secretary

[signatures continue on next page]

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

BOFA SECURITIES, INC.
J.P. MORGAN SECURITIES LLC RBC CAPITAL MARKETS, LLC TRUIST SECURITIES, INC.

BOFA SECURITIES, INC.

By:	/s/ Chris Djoganopoulos
Authorized Signatory

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Authorized Signatory

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
Authorized Signatory

TRUIST SECURITIES, INC.

By:	/s/ Robert Nordlinger
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule B hereto.

SCHEDULE A

Subsidiary Guarantors

1.	Americold Australian Holdings Pty Ltd

2.	Icecap Properties NZ Limited

3.	Nova Cold Logistics ULC

Schedule A

SCHEDULE B

Underwriters	Aggregate Principal Amount of Notes to be Purchased
BofA Securities, Inc.	$72,000,000
J.P. Morgan Securities LLC	$56,000,000
RBC Capital Markets, LLC	$56,000,000
Truist Securities, Inc.	$56,000,000
Citigroup Global Markets Inc.	$24,000,000
Goldman Sachs & Co. LLC	$24,000,000
PNC Capital Markets LLC	$24,000,000
Rabo Securities USA, Inc.	$24,000,000
Citizens JMP Securities, LLC	$12,000,000
Huntington Securities, Inc.	$12,000,000
Regions Securities LLC	$12,000,000
HSBC Securities (USA) Inc.	$6,000,000
Morgan Stanley & Co. LLC	$6,000,000
Raymond James & Associates, Inc.	$6,000,000
Scotia Capital (USA) Inc.	$6,000,000
Fifth Third Securities, Inc.	$4,000,000

Total	$400,000,000

Schedule B

SCHEDULE C

Issuer Free Writing Prospectuses

1.	Final Term Sheet

Schedule C

SCHEDULE D

Electronic Road Shows and Other Written Communications

None.

Schedule D

SCHEDULE E

Form of Final Term Sheet

Schedule E

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration File Nos. 333-270664, 333-270664-01, 333-270664-02,

333-270664-03, 333-270664-04 and 333-270664-05

Relating to Preliminary Prospectus Supplement dated March 25, 2025 to Prospectus dated March 17, 2023

Pricing Term Sheet

Americold Realty Operating Partnership, L.P.

$400,000,000 5.600% Notes due 2032

March 25, 2025

Issuer:	Americold Realty Operating Partnership, L.P.

Guarantors:	Americold Realty Trust, Inc. Americold Realty Operations, Inc. Nova Cold Logistics ULC Americold Australian Holdings Pty Ltd Icecap Properties NZ Limited

Expected Ratings* (Moody’s/Fitch/DBRS):	Baa3/BBB/BBB (Stable/Stable/Positive)

Security Title:	5.600% Notes due 2032 (the “notes”)

Aggregate Principal Amount:	$400,000,000

Stated Maturity Date:	May 15, 2032

Interest Rate:	5.600% per annum

Interest Payment Dates:	May 15 and November 15, commencing November 15, 2025

Issue Price:	99.862% of the aggregate principal amount

Yield to Maturity:	5.622%

Schedule E

Benchmark Treasury:	4.125% due February 29, 2032

Spread to Benchmark Treasury:	+ 145 basis points

Benchmark Treasury Price / Yield:	99-23 / 4.172%

Optional Redemption:

Prior to March 15, 2032 (the date that is 2 months prior to the Stated Maturity Date of the notes) (the “Par Call Date”), the Issuer may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price in cash (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360- day year consisting of twelve 30-day months) at the Treasury Rate (as defined under “Description of Notes—The Operating Partnership’s Redemption Rights” in the preliminary prospectus supplement, dated March 25, 2025) plus 0.250% (or 25 basis points) less (b) unpaid interest accrued thereon to, but excluding, the redemption date; and

(2)   100% of the principal amount of the notes to be redeemed,

plus, in either case, unpaid interest accrued thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Issuer may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price in cash equal to 100% of the principal amount of the notes being redeemed plus unpaid interest accrued thereon to, but excluding, the redemption date.

See “Description of Notes—The Operating Partnership’s Redemption Rights” in the preliminary prospectus supplement, dated March 25, 2025, for more information.

Schedule E

Trade Date:	March 25, 2025

Settlement Date**:	April 3, 2025 (T+7)

CUSIP/ISIN:	03063U AB7 / US03063UAB70

Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof

Joint Book-Running Managers:

BofA Securities, Inc.

J.P. Morgan Securities LLC

RBC Capital Markets, LLC

Truist Securities, Inc.

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

PNC Capital Markets LLC

Rabo Securities USA, Inc.

Senior Co-Managers:	Citizens JMP Securities, LLC Huntington Securities, Inc. Regions Securities LLC

Co-Managers:	HSBC Securities (USA) Inc. Morgan Stanley & Co. LLC Raymond James & Associates, Inc. Scotia Capital (USA) Inc. Fifth Third Securities, Inc.

*

A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time. Each of the ratings above should be evaluated independently of any other security rating.

**

The Issuer expects that delivery of the notes will be made to investors on or about April 3, 2025, which will be the seventh business day following the date of pricing of the notes (such settlement being referred to as “T+7”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the business day preceding the closing of the notes will be required, by virtue of the fact that the notes initially settle in T+7, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the business day preceding the closing of the notes should consult their advisors.

The Issuer and the Guarantors have filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the preliminary prospectus supplement and other documents the Issuer and the Guarantors have filed with the SEC for more complete information about the Issuer and the Guarantors and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Issuer, the Guarantors, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by

Schedule E

contacting: BofA Securities, Inc. toll-free at 1-800-294-1322; J.P. Morgan Securities LLC collect at 1-212-834-4533; RBC Capital Markets, LLC toll-free at 1-866-375-6829 and Truist Securities, Inc. toll-free at 1-800-685-4786.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Schedule E

EXHIBIT A

Form of Opinion of Counsel for the Operating Partnership, the Parent Guarantor and the Limited Partner

[Intentionally Omitted]

Exhibit A

EXHIBIT B-1

Form of Opinion of Counsel for Americold Australian Holdings Pty Ltd

[Intentionally Omitted]

Exhibit B-1

EXHIBIT B-2

Form of Opinion of Counsel for Icecap Properties NZ Limited

[Intentionally Omitted]

Exhibit B-2

EXHIBIT B-3

Form of Opinion of Counsel for Nova Cold Logistics ULC

[Intentionally Omitted]

Exhibit B-3

EXHIBIT C

Form of Opinion of Chief Legal Officer of the Parent Guarantor

[Intentionally Omitted]

Exhibit C

EXHIBIT D

Form of Opinion of Maryland Counsel for the Parent Guarantor

[Intentionally Omitted]

Exhibit D